Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement (No. 333-225111) on Form S-8 of The Brink’s Company of our report dated March 26, 2025 relating to the financial statements of The Brink’s Company Employee Stock Purchase Plan, which are included in this Annual Report on Form 11-K of The Brink’s Company Employee Stock Purchase Plan for the years ended December 31, 2024, 2023 and 2021.

/s/ Keiter

Glen Allen, Virginia
March 26, 2025